Exhibit 99.2

NOTICE TO HOLDERS OF UEX WARRANTS

May 5, 2023

Dear Sir/Madame:

Re:          Arrangement involving UEX Corporation (“UEX”) and Uranium Energy Corp. (“UEC”)

You are receiving this notice as UEX’s records indicate that you are a holder of outstanding warrants (the “UEX Warrants”) to acquire common shares of UEX (“UEX Shares”) at an exercise price of C$0.40 per UEX Share under the terms of the warrant indenture dated September 7, 2021 between UEX and Computershare Trust Company of Canada (the “Warrant Agent”), as supplemented (the “Warrant Indenture”).

On August 19, 2022 (the “Effective Date”), UEC acquired, through its wholly-owned subsidiary (the “Purchaser”), all of the issued and outstanding UEX Shares by way of a court-approved plan of arrangement (the “Arrangement”). Pursuant to the terms of the Arrangement, holders of UEX Shares received 0.09 of a common share of UEC (each whole common share, a “UEC Share”) for each UEX Share held (the “Exchange Ratio”), and UEX amalgamated with the Purchaser to form a wholly-owned subsidiary of UEC.

Effect of the Arrangement on UEX Warrants

In accordance with the terms of your UEX Warrants, after the Effective Date, each UEX Warrant will now entitle the holder to purchase the number of UEC Shares equal to the product of (i) the number of UEX Shares that were issuable upon exercise of the UEX Warrant immediately prior to the Effective Date multiplied by (ii) the Exchange Ratio of 0.09. Please note that, in accordance with the Warrant Indenture, fractional UEC Shares will be rounded down to the nearest whole number without any compensation to the holder for any fractional amounts. The exercise price of the UEX Warrants remains unchanged at C$0.40 for each UEX Share that was issuable upon exercise of the UEX Warrant immediately prior to the Effective Date, such that, as a result of the Arrangement, each UEX Warrant is now exercisable for 0.09 of a UEC Share at an exercise price of C$0.40 per 0.09 of a UEC Share.

By way of an example, as a result of the Arrangement, 100 UEX Warrants now represent a right to acquire 9 UEC Shares (being the number of UEX Shares that were issuable upon exercise of the UEX Warrant immediately prior to the Effective Date multiplied by the Exchange Ratio) at an aggregate price of C$40.00 (being the product of the exercise price of C$0.40 per 0.09 of a UEC Share multiplied by 100 UEX Warrants).

Subject to the effects of the Arrangement as described in this notice, the certificates currently evidencing the rights of the holders of the UEX Warrants will continue to evidence such rights, and no further action will be required on the part of the holder. All capitalized terms not otherwise defined herein shall be deemed to have the meaning ascribed to them in the Warrant Certificate.

Since UEC is a U.S. domestic issuer as it is a Nevada corporation and the shares underlying the UEX Warrants are not registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), the UEC Shares issued by UEC upon exercise of the of the UEX Warrants will be “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and such UEC Shares will contain a U.S. restrictive legend. In addition, UEC’s transfer agent, Transfer Online, Inc., is not able to electronically deliver any “restricted securities” into Depository Trust Company, or its nominee Cede & Co. Furthermore, since UEC is a U.S. domestic issuer, a new exercise form is required in order to receive the proper representations, warranties, acknowledgements and understandings of the holder of the UEX Warrants in order for UEC to ensure compliance with U.S. securities laws.

Manner of Exercise

If you wish to exercise your UEX Warrants, please:

(i)

instruct your broker or other intermediary through which you hold your UEX Warrants to withdraw your UEX Warrants from the CDS Clearing and Depository Services Inc. (“CDS”), the depositary in respect of your UEX Warrants in whose name the UEX Warrants are registered on your behalf, and register your UEX Warrants under your name or as otherwise directed by you; and

(ii)

if you are a U.S. Person, holding your UEX Warrants for the account or benefit of a U.S. Person, or a person in the United States, instruct your broker or other intermediary through which you hold your UEX Warrants to inform the Warrant Agent that the warrant certificate representing your re-registered UEX Warrants are to be issued to, or for the account or benefit of, a U.S. Person or a person in the United States.

Following such withdrawal from CDS, you will receive from the Warrant Agent a warrant certificate representing your UEX Warrants together with an exercise form. You should deliver the completed and signed exercise form to the Warrant Agent (in accordance with the instructions provided therein) together with the aggregate consideration payable to UEC in satisfaction of the aggregate exercise price and in accordance with the terms of the exercise form. The UEC Shares issuable upon exercise of your UEX Warrants will be registered and delivered to the Registered Holder.

You should not construe the contents of this notice as legal, tax or financial advice and should consult with your own professional advisors as to the relevant legal, tax, financial or other matters in connection therewith.

Sincerely,

Uranium Energy Corp.

/s/ Amir Adnani

Amir Adnani
President and CEO

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